Exhibit 10.1

NORTHWEST BIOTHERAPEUTICS, INC.

LOAN AGREEMENT and PROMISSORY NOTE

US $_____	April 19, 2017

SECTION 1. GENERAL.

______ (the “Holder”) hereby grants to Northwest Biotherapeutics, Inc., a Delaware company (the “Maker” or the “Company”) a loan of Three Hundred Fifty Thousand Dollars (US $______) (the “Principal Amount”) on the terms and conditions set forth in this Loan Agreement and Promissory Note (this “Note”). Holder will deliver the Principal Amount to the Company in US dollars in immediately available funds, at the account notified to Holder by the Company. The Principal Amount will bear interest from the date hereof until repaid, at an annualized rate of ten percent (10%) per annum (the “Interest”). This Note will be payable on demand, in whole or in part at the election of the Holder on one or more occasions, with seven (7) days’ advance written notice from the Holder to the Maker (such date(s) the “Maturity Date(s)”). The Maker will deliver the Principal Amount together with all interest thereon in accordance with the terms hereof (collectively, the “Repayment Amount”) to the Holder in US dollars in immediately available funds, at the account notified to Maker by the Holder.

SECTION 2. PRE-PAYMENT.

This Note may be pre-paid in whole or in part prior to the Maturity Date, at the election of the Maker in its discretion. In such event, the effective date of the pre-payment shall be deemed to be the Maturity Date for purposes of determining the Repayment Amount.

SECTION 3. DEFAULT PAYMENT.

Upon the occurrence of an Event of Default (as defined in Section 4 hereof) after notice and opportunity for cure as provided in Section 15.1 hereof (“Event of Default”), default interest (the “Default Interest”) will become due and payable on any unpaid Repayment Amount (the “Default Principal”). The Default Interest will be assessed on a monthly basis at the end of each month or partial month in which any Default Principal remains outstanding, and will be pro rated if the Default Principal is repaid by the Maker during a month. Such such Default Interest will be payable in addition to the interest payable under Section 1 hereof, and will be equal to an annualized rate of three percent (3%) per annum, provided, however, that such Default Interest will be subject to applicable law. Accrual of such Default Interest will commence upon the occurrence of an Event of Default and will continue until such Event of Default is cured or waived.

SECTION 4. DEFAULTS.

4.1       Definitions. Each occurrence of any of the following events will constitute an “Event of Default”:

(a)       if a default occurs in the payment of any Repayment Amount, or other amounts due under this Note, whether at the due date thereof or upon acceleration thereof, and such default remains uncured for fifteen (15) business days after written notice thereof from Holder;

(b)       if any representation or warranty of the Maker made herein will have been false or misleading in any material respect, or will have contained any material omission, as of the date hereof;

(c)       if a material default occurs in the due observance or performance on the part of the Maker of any covenant or agreement to be observed or performed pursuant to the terms of this Note and such default remains uncured for ten (10) business days after written notice thereof from Holder;

(d)       if the Maker (i) discontinues its business, (ii) applies for or consent to the appointment of a receiver, trustee, custodian or liquidator of Maker or any of its property, (iii) makes a general assignment for the benefit of creditors, or (iv) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

(e)       if there is filed against Maker an involuntary petition seeking reorganization of Maker or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition will not have been dismissed within ninety (90) days after it was filed;

4.2       Remedies on Default.

(a)       Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default: (i) any and all indebtedness and related amounts (including, without limitation, Default Payments) due from the Maker to the Holder under this Note or otherwise will immediately become due and payable; and (ii) the Holder may exercise all the rights of a creditor under applicable law.

(b)       In the event that any one or more Events of Default will occur and be continuing, and acceleration of this Note or any other indebtedness or obligation of the Maker to the Holder will have occurred, the Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity and/or other appropriate proceeding. No right conferred upon the Holder by this Note will be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 5. EXTENSION OF MATURITY.

In the event that the Repayment Amount or any other amounts due under this Note become due and payable on other than a business day, the due date thereof will be extended to the next succeeding business day in the United States. For purposes of the preceding sentence, a business day will be any day that is not a Saturday or Sunday, or a legal holiday in the State of New York in the United States.

SECTION 6. ATTORNEYS’ FEES AND COLLECTION COSTS.

In the event that all or part of the indebtedness evidenced by this Note is collected at law or in equity, or in bankruptcy, receivership or other court proceedings, arbitration or mediation, or any settlement of any of the foregoing, the Maker agrees to pay, in addition to all amounts due and payable hereunder, all costs of collection incurred by the Holder in collecting or enforcing this Note, including, without limitation, reasonable attorneys’ fees and expenses actually incurred.

SECTION 7. WAIVERS, DISPUTES, JURISDICTION.

7.1       Actions of Holder not a Waiver. No delay by Holder in exercising any power or right hereunder will operate as a waiver of any power or right, nor will any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver or modification of the terms hereof will be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

7.2       Consent to Jurisdiction. The Parties hereby submit to the jurisdiction of the state or federal courts sitting in the State of Delaware over any suit, action, or proceeding arising out of or relating to this Note or any other agreements or instruments with respect to Holder. The parties hereby waive, to the fullest extent permitted by law, any objection that the parties may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. A final, non-appealable judgment in any such suit, action, or proceeding brought in any such courts will be conclusive and binding upon the parties, and may be enforced in any court in which the applicable party is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the applicable party as provided in this Note or as otherwise permitted by applicable law.

7.3       Waiver of Jury Trial. THE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY

COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE LOAN.

7.4       Service of Process. The parties hereby consent to process being served in any suit, action, or proceeding instituted in connection with this Note by delivery of a copy thereof by certified mail, postage prepaid, return receipt requested, and/or by delivery of a copy thereof to a registered agent of the party.

SECTION 8. MAKER’S REPRESENTATIONS AND WARRANTIES.

Except as disclosed in the Maker’s public filings with the SEC, the Maker represents and warrants the following:

8.1       Organization, Good Standing and Qualification. The Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the United States, and has all requisite corporate power and authority to carry on its business. The Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

8.2       Authorization. The execution, delivery and performance by the Maker of this Note have been duly authorized by all requisite action by Maker, if any, in accordance with Delaware law. This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcements of creditors’ rights or general principles of equity.

8.3       No Conflicts. The execution, delivery, performance, issuance, sale and delivery of this Note and compliance with the provisions hereof by Maker will not, to the knowledge of Maker, (a) violate any provision of any law, statute, rule or regulation applicable to Maker or any order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Maker or any of its assets or (b) conflict with or result in any material breach of any of the terms or conditions of any agreement or instrument to which Maker is a party, or give rise to any right of termination, cancellation or acceleration under any such agreement or instrument, or result in the creation of any lien or other encumbrance upon any of the material assets of Maker.

SECTION 9. HOLDER’S REPRESENTATIONS AND WARRANTIES

9.1       Accredited Investor. Holder hereby represents and warrants that Holder has substantial experience in evaluating and investing in securities, and is capable of evaluating the merits and risks of its loan to Maker under this Note and any investment in Conversion Shares, and has the capacity to protect its own interests. Holder is an “accredited investor” within the meaning of Regulation D under the Securities Act.

9.2       Investment Purpose. This Note is being made for business and investment purposes.

SECTION 10. REPLACEMENT OF NOTE.

Upon receipt by Maker of reasonable evidence of the loss, theft, destruction, or mutilation of this Note, Maker will deliver a new Note containing the same terms and conditions in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 14 will be dated as of the date of this Note.

SECTION 11. MISCELLANEOUS.

11.1       Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note will be in writing and will be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by facsimile or email with confirmed delivery, (iii) sent by nationally or internationally recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid to such address as the party to whom notice is to be given may have furnished to the other parties hereto.

11.2       Parties In Interest; Assignment. This Note will bind and inure to the benefit of Holder, Maker and their respective successors and permitted assigns. Maker will not transfer or assign this Note without the prior written consent of Holder. Holder may transfer and assign this note without the prior consent of Maker.

11.3       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision will be excluded from this Note, (ii) the balance of the Note will be interpreted as if such provision were so excluded, (iii) the balance of the Note will be enforceable in accordance with its terms, and (iv) the parties will negotiate in good faith to amend or add to the provisions of this Note to effectuate as nearly as reasonably practicable, and as nearly as permitted under applicable law, the original intent of the parties with respect to the provision excluded.

11.4       Amendments. No provision of this Note may be amended or waived without the express written consent of both Maker and Holder, provided, however, that Holder may waive any provision hereof that inures to the benefit of Holder without the prior written consent of Maker.

11.5       Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Delaware, other than any rules relating to choice of law.

11.6       Counterparts. This Note may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized person(s) as of the date first written above.

NORTHWEST BIOTHERAPEUTICS, INC. (MAKER) By: Name: Title:	______ (HOLDER) By: